EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES THIRD QUARTER 2011 EARNINGS

Coldwater, Michigan, October 24, 2011: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) announced third quarter net income of $887,000, or $0.38 per diluted share, for the three months ended September 30, 2011. This compares to net income of $870,000, or $0.38 per diluted share, for the three months ended September 30, 2010. Southern's net income for the nine months ended September 30, 2011, was $2,397,000, or $1.03 per diluted share, compared to net income of $2,375,000, or $1.03 per diluted share, for the same nine month period a year ago.

Total consolidated assets at September 30, 2011 were $515.4 million compared to $493.9 million at December 31, 2010.

Southern provided $375,000 for loan losses during the third quarter of 2011 compared to a $425,000 provision for the third quarter of 2010. Net charge offs totaled $379,000 during the third quarter of 2011 compared to $423,000 in the third quarter of 2010. For the nine month period ended September 30, 2011, net charge offs totaled $1,171,000 compared to $1,122,000 for the same nine month period in 2010. Loan delinquencies decreased 26 basis points to 2.27% at September 30, 2011 as compared to 2.53% at September 30, 2010.

The annualized return on average assets for the nine month periods ended September 30, 2011 and 2010 was 0.64% and 0.67%, respectively. The annualized return on average equity was 6.46% for the first nine months of 2011 compared to 6.76% for the same period of 2010.

John H. Castle, Chairman and Chief Executive Officer of Southern Michigan Bancorp, Inc., stated, "I am pleased with the commercial loan growth of $8 million during the third quarter of 2011. Based on the volume in our commercial loan pipeline, additional growth is expected during the fourth quarter. In addition, the momentum from cost savings initiatives is noticeably impacting our results."

Southern Michigan Bancorp, Inc. is a bank holding company and the parent company of Southern Michigan Bank & Trust. It operates 15 branches within Branch, Calhoun, Hillsdale and St. Joseph Counties, providing a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "expected," "momentum," "future," and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future growth and profitability and the future effect of cost saving measures. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and other real estate owned, and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Management's assumptions regarding pension and other post retirement plans involve judgments that are inherently forward-looking. Our ability to sell other-real-estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, respond to declines in collateral values and credit quality, maintain our current level of deposits and other sources of funding, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. We undertake no obligation to update or revise our forward-looking statements to reflect developments that occur or information obtained after the date of this report.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	September 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$72,224	$78,833
Federal funds sold	265	275
Securities available for sale	85,890	59,228
Loans held for sale	930	2,637
Loans, net of allowance for loan losses of $5,398 - 2011 ($5,694 - 2010)	308,228	303,830
Premises and equipment, net	12,498	12,599
Accrued interest receivable	2,416	2,107
Net cash surrender value of life insurance	10,216	9,965
Goodwill	13,422	13,422
Other intangible assets, net	1,751	2,005
Other assets	7,521	8,979
TOTAL ASSETS	$515,361	$493,880

LIABILITIES
Deposits:
Non-interest bearing	$61,468	$59,942
Interest bearing	367,793	349,959
Total deposits	429,261	409,901

Securities sold under agreements to repurchase and overnight borrowings	16,166	15,027
Accrued expenses and other liabilities	3,956	4,476
Other borrowings	8,495	10,079
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 112,002 in 2011
(107,627 shares in 2010)	1,344	1,399
Total liabilities	464,377	446,037

SHAREHOLDERS' EQUITY
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value:
Authorized - 4,000,000 shares
Issued - 2,358,599 shares in 2011 (2,340,717 shares in 2010)
Outstanding (other than ESOP shares) - 2,246,597 shares in 2011 (2,233,090 shares in 2010)	5,616	5,583
Additional paid-in capital	18,173	18,033
Retained earnings	26,736	24,692
Accumulated other comprehensive income (loss), net	661	(168)
Unearned Employee Stock Ownership Plan shares	(202)	(297)
Total shareholders' equity	50,984	47,843
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$515,361	$493,880

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Interest income:
Loans, including fees	$4,512	$4,878	$13,359	$14,427
Securities:
Taxable	164	151	473	474
Tax-exempt	237	178	671	580
Other	31	42	129	99
Total interest income	4,944	5,249	14,632	15,580

Interest expense:
Deposits	771	928	2,418	2,863
Other	146	172	453	515
Total interest expense	917	1,100	2,871	3,378
Net interest income	4,027	4,149	11,761	12,202
Provision for loan losses	375	425	875	775
Net interest income after provision for loan losses	3,652	3,724	10,886	11,427
Non-interest income:
Service charges on deposit accounts	489	652	1,568	1,834
Trust fees	284	244	852	740
Net gains on security calls and sales	2	-	4	207
Net gains on loan sales	309	403	831	684
Earnings on life insurance assets	87	93	251	243
Gain on life insurance proceeds	-	-	-	156
Income from loan servicing	98	79	323	242
Brokerage income	76	49	170	168
ATM and debit card fee income	263	235	755	660
Other	113	83	276	242
Total non-interest income	1,721	1,838	5,030	5,176

Non-interest expense:
Salaries and employee benefits	2,378	2,529	7,262	7,467
Occupancy, net	230	324	939	1,068
Equipment	158	229	565	683
Printing, postage and supplies	139	146	382	437
Telecommunication expenses	74	107	271	281
Professional and outside services	253	160	673	685
FDIC assessments	101	157	376	473
Software maintenance	110	94	325	302
Amortization of other intangibles	85	87	254	262
Expenses relating to OREO property	72	32	203	384
ATM expenses	93	81	267	246
Other	545	482	1,365	1,387
Total non-interest expense	4,238	4,428	12,882	13,675
INCOME BEFORE INCOME TAXES	1,135	1,134	3,034	2,928
Federal income tax provision	248	264	637	553
NET INCOME	$887	$870	$2,397	$2,375
Basic Earnings Per Common Share	$0.38	$0.38	$1.03	$1.03
Diluted Earnings Per Common Share	0.38	0.38	1.03	1.03
Dividends Declared Per Common Share	0.05	0.05	0.15	0.15